Exhibit 10.7

THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Third Amendment”) is made as of this 9th day of April, 2009 by and among

BANK OF AMERICA, N.A. (the “Lender”), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110,

and

BAKERS FOOTWEAR GROUP, INC., f/k/a Weiss and Neuman Shoe Co. (the “Borrower”), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C, St. Louis, Missouri 63103,

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

RECITALS:

A.        Reference is made to that certain Second Amended and Restated Loan and Security Agreement (as amended to date, the “Loan Agreement”) dated as of August 31, 2006 between the Borrower and the Lender.

B.        The Borrower and the Lender have agreed to amend the Loan Agreement on the terms and conditions set forth herein.

Accordingly, the Borrower and the Lender agree as follows:

1.          Definitions.       Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

2.          Amendments To Loan Agreement.

2.1          The pricing grid set forth in the definition “Applicable Margin” shall be deleted in its entirety from Section 1 of the Loan Agreement and the following shall be substituted therefor:

LEVEL	BORROWING BASE TEST	LIBOR MARGIN	BASE MARGIN
I	Availability is greater than or equal to 24% of Borrowing Base	2.50%	2.00%
II	Availability is greater than or equal to 12% of Borrowing Base but less than 24% of Borrowing Base	2.75%	2.25%
III	Availability is less than 12% of Borrowing Base	3.00%	2.50%

2.2          The definition “Base” shall be deleted in its entirety from Section 1 of the Loan Agreement and the following shall be substituted therefor:

“Base”. For any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by BA as its “prime rate”; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the LIBO Rate for a 30 day interest period as determined on such day, plus 1.0%. Any change in “Base” shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index “Base” is being set.

2.3          The definition “Borrowing Base” shall be deleted in its entirety from Section 1 of the Loan Agreement and the following shall be substituted therefor:

“Borrowing Base”. The aggregate of the following:

(a)        The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate,

Plus

(b)        the following:

(i)        From December 16 of each year through September 30 of the immediately succeeding year, the lesser of (x) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate or (y) the Appraised Inventory Liquidation Value multiplied by the Loan to Collateral Percentage;

and

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(ii)       (x) from October 1, 2009 through December 15, 2009, the Appraised Inventory Liquidation Value multiplied by 90.0%, and (y) from October 1, 2010 through December 15, 2010, the Appraised Inventory Liquidation Value multiplied by 87.5%.

2.4          The definition “Maturity Date” shall be deleted in its entirety from Section 1 of the Loan Agreement and the following shall be substituted therefor:

“Maturity Date”. January 31, 2011.

2.5          The definition of “Permitted Acquisition” shall be amended by deleting subclauses (v) and (vi) of clause (b) thereof and substituting the following therefor:

“(v) pro forma projected financial statements of the Borrower for the twelve (12) month period following such Acquisition after giving effect to such Acquisition; (vi) the results of appraisals of the assets of the Person to be acquired in such Acquisition; and (vii) such other information as the Lender may reasonably require.”

2.6          The definition “Revolving Credit Ceiling” shall be deleted in its entirety from Section 1 of the Loan Agreement and the following shall be substituted therefor:

“Revolving Credit Ceiling”. $30,000,000.00.

2.7          The following definitions are hereby added to Section 1 of the Loan Agreement in appropriate alphabetical order:

“Federal Funds Rate”. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BA on such day on such transactions as determined by the Lender.

“Subordination Agreement”. That certain Subordination Agreement dated as of February 1, 2008, by and among the Lender, PEMG and the Company, as the same may be amended, modified, supplemented or restated with the consent of the Lender.

2.8          Section 2.13 of the Loan Agreement is hereby amended by deleting “0.25%” in the second line thereof and by substituting “0.50%” therefor.

2.9          Section 2.18(a) of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor:

(a)        The Borrower shall pay to the Lender a fee, on account of L/C’s, the issuance of which had been procured by the Lender, monthly in arrears, and on the Termination Date and on the End Date, equal to (x) the applicable Libor Margin, multiplied by (y) the weighted average

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Stated Amount of all L/C’s outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of Default, the rate in (x) above shall be the sum of the applicable Libor Margin plus (2%) per annum.

2.10          Section 4.19(c)(ii) of the Loan Agreement shall be amended by deleting “$2,000,000” and substituting “$250,000” therefor.

2.11          Section 5.9(f) of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor:

(f)        The Lender agrees that prior to the occurrence of any Event of Default, the maximum amount of third party fees for which the Borrower shall be obligated to reimburse the Lender, cumulatively in any Twelve (12) month period during which this Agreement is in effect, is the aggregate of (x) with respect to audits, $40,000, and (y) with respect to appraisals, $80,000, plus, in each case, (z) out of pocket expenses. In the event of and following the occurrence and during the continuance of any Event of Default, there shall not be any “cap” on such fees.

2.12          Exhibit 5.11(a) of the Loan Agreement shall be deleted in its entirety and the Exhibit 5.11(a) attached hereto substituted therefor.

3.          Consent to PEMG Amendment. The Lender hereby consents to the terms of that certain Amendment No. 2 to Loan Documents by and among the Borrower, the lenders party thereto, and PEMG, as Agent attached hereto as Exhibit A (the “PEMG Amendment”), which PEMG Amendment amends the terms of the PEMG Financing. Except as set forth in this consent, all terms and conditions of the Subordination Agreement remain in full force and effect.

4.          Additional Acknowledgments And Representations.    As an inducement for the Lender to execute this Third Amendment, the Borrower hereby represents and warrants that as of the date hereof no Suspension Event has occurred and is continuing.

5.          Ratification Of Loan Documents; No Claims Against Lender.        Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all and singular the terms and conditions, including execution and delivery, of the Loan Documents. There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower to the Lender could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard to the Liabilities of the Borrower to the Lender; nor is there any basis on which the terms and conditions of any of the Liabilities of the Borrower to the Lender could be claimed to be other than as stated on the written instruments which evidence such Liabilities. To the extent that the Borrower has (or ever had) any such claims against the Lender, it hereby affirmatively WAIVES and RELEASES same.

6.          Conditions To Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

6.1          This Third Amendment shall have been duly executed and delivered by the respective parties hereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender;

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6.2          All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Third Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;

6.3          The Borrower and PEMG shall have entered into the PEMG Amendment;

6.4          The Borrower shall have paid to the Lender, for the account of the Lender, an amendment fee in an amount equal to $75,000. The amendment fee shall be fully earned by the Lender and due and payable on the date hereof by the Borrower to the Lender and shall not be subject to refund or rebate under any circumstances;

6.5          The Borrower shall have paid to the Lender all other fees and expenses then due and owing pursuant to the Loan Agreement; and

6.6          The Borrower shall have provided such additional instruments and documents to the Lender as the Lender and Lender’s counsel may have reasonably requested, each in form and substance satisfactory to the Lender.

7.          Miscellaneous.

7.1          This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

7.2          This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

7.3          Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Third Amendment.

7.4          The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution, and delivery of this Third Amendment.

7.5          THIS THIRD AMENDMENT SHALL BE CONSTRUED, GOVERNED, AND ENFORCED PURSUANT TO THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS SEALED INSTRUMENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have hereunto caused this Third Amendment to be executed and their seals to be hereto affixed as of the date first above written.

BAKERS FOOTWEAR GROUP, INC., as Borrower

By:	/s/ Peter Edison

Name:	Peter Edison

Title:	Chairman & CEO

BANK OF AMERICA, N.A., as Lender

By:	/s/ Richard D. Hill, Jr.

Name:	Richard D. Hill, Jr.

Title:	Managing Director

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Exhibit 5.11(a)

FINANCIAL PERFORMANCE COVENANTS

MINIMUM AVAILABILITY:

The Borrower shall at all times maintain Availability of not less than the greater of (i) $1,500,000 and (ii) six percent (6%) of the Borrowing Base.

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Exhibit A

PEMG Amendment

[See Attached]

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AMENDMENT NUMBER 2 TO LOAN DOCUMENTS

THIS AMENDMENT NUMBER 2 TO LOAN DOCUMENTS (this "Second Amendment"), is entered into as of April 9, 2009 by and between GVECR II 2007 E Trust dated December 17, 2007 ("Lender"), PRIVATE EQUITY MANAGEMENT GROUP, INC., a Nevada corporation, as the arranger and administrative agent for the Lenders (in such capacity, "Agent") under the Credit Agreement (as defined herein) and in its capacity as a “Security holder” under the Registration Rights Agreement (as defined herein), and BAKERS FOOTWEAR GROUP, INC., a Missouri corporation ("Borrower"), in its capacities as party to both the Credit Agreement and the Registration Rights Agreement.

W I T N E S S E T H

WHEREAS, Borrower, Agent and Lender are parties to that certain Second Lien Credit Agreement, dated as of February 1, 2008 (as amended, restated, supplemented, or modified from time to time, the "Credit Agreement");

WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 1 to Loan Documents dated as of May 12, 2008 (the “First Amendment”);

WHEREAS, Borrower has informed Agent (a) of Borrower’s currently expected financial results for fiscal year 2008 and for the fourth quarter of fiscal year 2008, (b) that Borrower’s independent registered public accounting firm’s report on the Borrower’s fiscal year 2008 financial statements is expected to include an explanatory paragraph describing the existence of conditions that raise substantial doubt about Borrower’s ability to continue as a going concern, (c) that Borrower has provided updated projection data to Agent and (d) that, pending finalization of its 2008 financial statements, Borrower may not achieve the minimum EBITDA covenant for the period of February 3, 2008 to January 31, 2009, as currently required by Section 6.16(b) of the Credit Agreement (the “Designated Covenant”) which could result in an Event of Default (collectively (a) – (d), the “Updating Information”);

WHEREAS, Borrower wishes to obtain relief from the Designated Covenant on the terms and conditions set forth herein;

WHEREAS, subject to the satisfaction of the conditions set forth herein, Lender is willing to grant Borrower the relief requested by Borrower;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:

1.         DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.         DESIGNATED COVENANT

Agent, Lender and Borrower agree that (i) Borrower’s minimum EBITDA for the period of February 3, 2008 to January 31, 2009 shall not be less than negative $1,000,000 (the “Revised 2008 Minimum EBITDA Covenant”) and (ii) the Revised 2008 Minimum EBITDA Covenant

shall supersede the Designated Covenant for the period of February 3, 2008 to January 31, 2009. This agreement is not a waiver of any of the Borrower’s obligation to comply with any minimum EBITDA covenant in the future, nor is it a waiver of any other current or future Default or Event of Default. Agent is not obligated to provide this or any other waiver of the default rights of the Lender Group.

3.         AMENDMENT TO CREDIT AGREEMENT

(a)       Section 6.16 of the Credit Agreement is amended and restated as follows:

6.16       Financial Covenants

(a)       Tangible Net Worth. Fail to achieve Tangible Net Worth, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table on the date set forth opposite thereto:

Applicable Date	Applicable Minimum Amounts
May 2, 2009	$7,000,000
August 1, 2009	$6,500,000
October 31, 2009	$0
January 30, 2010	$6,000,000
May 1, 2010	$7,000,000
July 31, 2010	$6,500,000
October 31, 2010	$0
January 30, 2011	$6,000,000

(b)       Minimum EBITDA. Fail to achieve EBITDA, measured on a fiscal year to date basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Minimum Amounts
February 1, 2009 to May 2, 2009	$200,000
February 1, 2009 to August 1, 2009	$1,250,000
February 1, 2009 to October 31, 2009	($4,100,000)
February 1, 2009 to January 30, 2010	$5,250,000
January 31, 2010 to May 1, 2010	$500,000
January 31, 2010 to July 31, 2010	$1,250,000
January 31, 2010 to October 31, 2010	($4,100,000)
November 1, 2010 to January 30, 2011	$5,250,000

(c)       Capital Expenditures. Make Capital Expenditures in fiscal quarter of Borrower in excess of the amount set forth in the following table for the applicable year set forth opposite thereto:

Applicable Period	Applicable Maximum Amounts
February 1, 2009 to January 30, 2010	$1,000,000
January 31, 2010 to January 30, 2011	$1,000,000

(b)       The Updating Information shall not be deemed to constitute a Material Adverse Change.

4.         CONSENT TO BOA AMENDMENT. Lender hereby consents to the terms of that certain Third Amendment to Second Amended and Restated Loan and Security Agreement by and between Borrower and Bank of America, N.A. dated April 9, 2009 and that certain Letter dated April 9, 2009 from Bank of America, N.A. to Borrower, both attached hereto as Exhibit A (the “BOA Amendment”).

5.         CONDITIONS PRECEDENT TO THIS SECOND AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Second Amendment and each and every provision hereof:

(a)       The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)       Other than as contemplated above, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the date hereof;

(c)       No Event of Default shall have occurred and be continuing under the Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 between Bank of America, N.A. (“Bank of America”) and Borrower, as amended, as of the date hereof;

(d)       No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Agent or any Lender;

(e)       Borrower shall have issued to Agent 250,000 shares of common stock of Borrower, with appropriate restrictive legends substantially consistent with Section 4A.7 of the Credit Agreement, which will be fully earned and non-refundable as of the date hereof;

(f)        Borrower shall have paid Agent a fee equal to $250,000 in cash. The fee shall be fully earned and non-refundable as of the date hereof;

(g)       Borrower shall have executed and delivered this Second Amendment to Lender by no later than April 9, 2009; and

(h)       Borrower shall have obtained Bank of America’s consent to this Second Amendment.

6.         CONSTRUCTION. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

7.         ENTIRE AMENDMENT; EFFECT OF SECOND AMENDMENT. This Second Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly set forth in this Second Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Second Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Second Amendment shall control. This Second Amendment is a Loan Document.

8.         COUNTERPARTS; TELEFACSIMILE EXECUTION. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Second Amendment by signing any such counterpart. Delivery of an executed counterpart of this Second Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Second Amendment. Any party delivering an executed counterpart of this Second Amendment by telefacsimile also shall deliver an original executed counterpart of this Second Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

9.         MISCELLANEOUS.

(a)       Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," "hereof" or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by the First Amendment and this Second Amendment.

(b)       Upon the effectiveness of this Second Amendment, each reference in the Loan Documents to the "Credit Agreement," "thereunder," "therein," "thereof" or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by the First Amendment and this Second Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed and delivered as of the date first written above.

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter Edison
Title:	Chairman & CEO

PRIVATE EQUITY MANAGEMENT GROUP, INC., as Agent and as Securityholder

By:	/s/ Robert Anderson
Title:	Director

By:	/s/ Wilbur Quon
Title:	CFO

GVECR II 2007 E Trust dated December 17, 2007, as Lender

By:	/s/ William H. Knudson
William H. Knudson, Esq.
Title:	Trustee

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EXHIBIT A

BOA AMENDMENT

[See Attached]